                                                                     EXHIBIT 3.1
                         CERTIFICATE OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF
                               NOTIFY CORPORATION

    Paul DePond and Gerald W. Rice hereby certify that:

    ONE: They are the duly elected and acting President and Secretary, respectively, of Notify Corporation, a California corporation (the "Corporation" or the "Company").

    TWO: That the first paragraph of Article III of the Company's Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:

         The Corporation is authorized to issue two classes of stock to be designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock authorized is 4,500,000. The total number of shares of Common Stock authorized is 12,100,000. All the shares of Common Stock and Preferred Stock shall be without par value. Upon the filing of this Certificate of Amendment, each share of Common Stock shall be reverse split and converted into .19802 shares of Common Stock. In lieu of any fractional shares to which the holder of Common Stock would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock (post-reverse-split) as determined by the Board of Directors of the Corporation.

    THREE: That Article III Section 4(b) of the Company's Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:

         Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price then in effect upon the closing of a firm commit ment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended. In the event of the automatic conversion of the Preferred Stock as set forth herein, the person(s) entitled to receive the Common Stock issuable upon such conversion shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

    FOUR: The foregoing amendments of the articles of incorporation have been duly approved by the Board of Directors of this Company.

    FIVE: The foregoing amendments of the articles of incorporation have been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the California Corporations Code. The total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 4,636,881 shares of Common Stock, 1,000,000 shares of Series A Preferred Stock, and 3,500,000 shares of Series B Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was (i) a majority of the outstanding shares of Common Stock, (ii) a majority of the outstand-ing shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a class, and (iii) a majority of all outstanding stock voting together as a single class.

    We further declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

     Executed at San Jose, California, on  February 18, 1997.



                              Paul De Pond, President



                              Gerald W. Rice, Secretary



                              AMENDED AND RESTATED
                              --------------------
                           ARTICLES OF INCORPORATION
                           -------------------------
                                       OF
                                       --
                        PRACTICAL TELEPHONY CORPORATION
                        -------------------------------


     The undersigned, Paul F. DePond and Gaylan I. Larson, hereby certify that:

          1. They are the duly elected and acting President and Secretary, respectively, of Practical Telephony Corporation, a California corporation (the "Corporation").

          2. The Articles of Incorporation of the Corporation are amended and restated in their entirety as in Appendix I attached hereto.

          3. The amendments and restatements herein set forth have been duly approved by the Board of Directors of the Corporation.

          4. The amendments herein set forth have been duly approved by the required vote of the shareholders of the Corporation in accordance with Sections 902 and 903 of the California Corporations Code. The total number of shares of Common Stock entitled to vote is 4,286,458, the total number of shares of Series A Preferred Stock entitled to vote is 1,000,000 and the total number of shares
of Series B Preferred Stock entitled to vote is 2,314,000.    The number of
shares voting in favor of the amendments equalled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock, 50% of the outstanding shares of Common Stock, Series A Preferred Stock and

Series B Preferred Stock voting together as a single class, 50% of the outstanding shares of Series A Preferred Stock and 50% of the outstanding shares of Series B Preferred Stock.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

          Executed on October __, 1995.



                               ------------------------------
                               Paul DePond, President


                               ------------------------------
                               Gaylan I. Larson, Secretary

                                   APPENDIX I


                                   ARTICLE I

                                      NAME
                                      ----

    The name of the Corporation is Practical Telephony Corporation.

                                   ARTICLE II

                                    PURPOSES
                                    --------

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be orga nized under the General
Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

                                     STOCK
                                     -----

         The Corporation is authorized to issue two classes of stock to be designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock authorized is 4,500,000. The total number of shares of Common Stock authorized is 12,100,000. All the shares of Common Stock and Preferred Stock shall be without par value.

         Subject to the rights of any outstanding series of Preferred Stock, the Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in one or more series. The Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of the Preferred Stock, and to fix or alter the number of shares comprising any such series and the designation thereof, or any of them, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, and to provide for rights and terms of redemption or conversion of the shares of any such series.

     1.   Designation.  The first series of Preferred Stock shall consist of
          -----------
1,000,000 shares of Series A Preferred Stock ("Series A Preferred"). The second series of Preferred

Stock shall consist of 3,500,000 shares of Series B Preferred Stock ("Series B Preferred"). The relative rights, preferences, restrictions and other matters relating to the Series A Preferred and Series B Preferred are as follows:

         2.   Dividends.
              ---------

         (a) The holders of the Series B Preferred shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends at an annual rate of $0.05 per share of Series B Preferred Stock (the "Series B Dividend Rate"), payable in preference and priority to any payment of any dividend on Series A Preferred Stock or Common Stock of the Corporation. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of Series B Preferred Stock unless declared by the Board of Directors.

         (b) After the holders of Series B Preferred have received in any fiscal year dividends at the Series B Dividend Rate, the holders of the Series A Preferred shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends at an annual rate of $0.01 per share of Series A Preferred Stock (the "Series A Dividend Rate"), payable in preference and priority to any payment of any dividend on Common Stock of the Corporation. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of Series A Preferred Stock unless declared by the Board of Directors.

         (c) If any cash dividend or other distribution is declared by the Corporation after payment of the preferential dividends set forth above, the holders of Preferred Stock shall participate with holders of Common Stock in the payment of dividends in excess of the dividends to be first paid on Preferred Stock ratably on an as-if-converted to Common Stock basis.

         (d) Definition of Distribution.  For purposes of this Section 2, unless
             --------------------------
the context otherwise requires, a "distribution" shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the Corporation (other than repurchases at cost of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase) for cash or property.

         (e) Certain Repurchases not Distributions.  As authorized by Section
             -------------------------------------
402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to repurchases by the Corporation at cost of shares of Common Stock issued to or held by employees, officers, directors of consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase.

         3.   Liquidation Preference.
              ----------------------

         In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

         (a) The holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Corporation to the holders of Series A Preferred or the Common Stock by reason of their ownership of such stock, the amount of $0.50 per share for each share of Series B Preferred then held by them, plus any declared but unpaid dividends on the Series B Preferred, adjusted for any stock splits, combinations, consolidations, or stock distributions or dividends with respect to such shares. If the assets and funds available for distribution among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred.

          (b) After payment has been made to the holders of the Series B Preferred Stock of the full amount to which they shall be entitled, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount of $0.10 per share for each share of Series A Preferred then held by them, plus any declared but unpaid dividends on the Series A Preferred, adjusted for any stock splits, combinations, consolidations, or stock distributions or dividends with respect to such shares. If the assets and funds available for distribution among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred.

         (c)  Distribution of Remaining Assets.  After payment has been made to
              --------------------------------
the holders of the Preferred Stock of the full amounts to which they shall be entitled as set forth in Section 3(a) and Section 3(b) above, then the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of the Common Stock and Preferred Stock based upon the number of shares of Common Stock then held by each holder of Common Stock or issuable upon conversion of the shares of Preferred Stock held by a holder of Preferred Stock.

         (d)  Deemed Liquidations.  For purposes of this Section 3, a merger or
              -------------------
consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, in which consolidation or merger the shareholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger and in which the shareholders of the Corporation do not own at least 50% of the voting power of the surviving corporation after the consolidation or merger, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation.

         4.   Conversion.
              ----------

         The holders of Preferred Stock shall have conversion rights as follows:
(the "Conversion Rights"):

          (a)  Right to Convert.  Each share of Preferred Stock shall be
               ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the day prior to such Redemption Date as may have been fixed in any applicable Redemption Notice, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined in the case of the Series A Preferred by dividing $0.10 by the Series A Conversion Price, as determined as hereinafter provided and in the case of the Series B Preferred by dividing $0.50 by the Series B Conversion Price, as determined as hereinafter provided. The price at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock shall initially be in the case of the Series A Preferred, $0.10 per share of Common Stock (the "Series A Conversion Price") and in the case of the Series B Preferred, $0.50 per share of Common Stock (the

"Series B Conversion Price"). The term "Conversion Price", as used herein, shall refer to the respective conversion prices for each series of Preferred Stock. Such initial Conversion Prices shall be subject to adjustment as provided herein.

         (b)  Automatic Conversion.
              --------------------

              (i) Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price then in effect upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share (before deduction of underwriter discounts and commissions and offering expenses) of not less than $3.00 (appropriately adjusted for any stock splits, combinations, consolidations, or stock distributions or dividends with respect to such shares) and an aggregate offering price to the public of not less than $7,500,000. In the event of the automatic conversion of the Preferred Stock as set forth herein, the person(s) entitled to receive the Common Stock issuable upon such conversion shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

         (c)  Mechanics of Conversion. No fractional shares of Common Stock
              -----------------------
shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then current fair value of the Common Stock, as determined in good faith by the Board of Directors. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case or a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion on the date of closing of the offering or the vote, as the case may be, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         (d)  Adjustments to Conversion Price for Diluting Issues.
              ---------------------------------------------------

              (i)  Special Definitions.  For purposes of this Section 4(d), the
                   -------------------
following definitions shall apply:

                   (A) "Options" shall mean rights, options or warrants to
                        -------
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                   (B) "Original Issue Date" shall mean the date on which the
                        -------------------
first share of Series A Preferred or Series B Preferred, as the case may be, was issued.

                   (C) "Convertible Securities" shall mean any evidences of
                        ----------------------
indebtedness, Preferred Stock (other than the Series A Preferred Stock or Series B Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                   (D) "Additional Shares of Common" shall mean all shares of
                        ---------------------------
Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than the following:

                        (1) shares of Common Stock issued or issuable upon conversion of shares of Series A or Series B Preferred Stock;

                        (2) shares of Common Stock issued or issuable up to 1,500,000 shares of Common Stock issued after September 1, 1995 to officers, directors or employees of, or consultants to, the Corporation pursuant to a stock grant, stock option plan or stock purchase plan or other stock incentive agreement or arrangement approved by the Board of Directors;

                        (3) shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock;

                        (4) shares of Common Stock issued or issuable in connection with any transaction for which adjustment is made pursuant to
Section 4(e) hereof; and

                        (5) any shares of Common Stock issued, issuable or, pursuant to Section 4(d)(iii), deemed to be issued, if the holders of a majority the Series B Preferred agree in writing that such shares shall not constitute Additional Shares of Common.

              (ii)  No Adjustment of Conversion Price. No adjustment in the
                    ---------------------------------
Conversion Price of a particular share of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue for such share of Preferred Stock.

              (iii) Options and Convertible Securities. In the event the
                    ----------------------------------
Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number, including provisions designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) of such Additional Shares of Common would be less than the Conversion Price in effect on the date of, and immediately prior to, such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                   (A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                   (B) if such Options or Convertible Securities by their terms provide, with the passage of time, by reason of antidilution provisions or otherwise, for any change in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect an appropriate increase or decrease reflecting such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Preferred Stock; and

                   (C) upon the expiration or cancellation of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration or cancellation, be recomputed as if

                        (1) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                        (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                   (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of the Conversion Price on the original adjustment date, or the Conversion Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date.

              (iv) Adjustment of Conversion Price Upon Issuance of Additional
                   ----------------------------------------------------------
Shares of Common. In the event this Corporation shall issue Additional Shares of
----------------
Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than the Series A Conversion Price or less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, each applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued; and provided further that, for the purposes of this Section 4(d)(iv), all shares of Common Stock issuable upon conversion of outstanding Options and Convertible Securities (including the Series A Preferred and Series B Preferred) shall be deemed to be outstanding, and immediately after any Additional Shares of Common are deemed issued pursuant to Section 4(d)(iii), such Additional Shares of Common shall be deemed to be outstanding.

              (v)  Determination of Consideration. For purposes of this Section
                   ------------------------------
4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                   (A)  Cash and Property.  Such consideration shall:
                        -----------------

                        (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                        (2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

                        (3) in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors of the Corporation.

                   (B)  Options and Convertible Securities.
                        ----------------------------------

                        (1) The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 4(d)(iii) shall be the sum of (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities plus (y) the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration, including any provisions designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

                        (2) The number of Additional Shares of Common deemed to have been issued pursuant to Section 4(d)(iii) shall be the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number, including any provisions designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

         (e)  Adjustments to Conversion Price for Stock Splits, Distributions
              ---------------------------------------------------------------
and Recapitalizations.
---------------------

              (i)  Adjustments for Subdivision, Combination or Consolidation of
                   ------------------------------------------------------------
Common Stock. In the event the outstanding shares of Common Stock shall be
------------
subdivided (by stock split, by stock dividend or otherwise), into a greater number of shares of Common Stock, the Series A Conversion Price and Series B Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Series A Conversion Price and Series B Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

              (ii) Adjustments for Other Distributions. In the event the
                   -----------------------------------
Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 4 or as otherwise provided in Section 2, then, and in each such event, provision shall be made so that the holders of Series A Preferred and Series B Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Preferred and Series B Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series A Preferred and Series B Preferred.

              (iii) Adjustments for Reclassification, Exchange, and
                    -----------------------------------------------
Substitution. If the Common Stock issuable upon conversion of the Series A
------------
Preferred and Series B Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Series A Conversion Price then in effect for the Series A Preferred and the Series B Conversion Price then in effect for the Series B Preferred shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred and Series B Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred and Series B Preferred immediately before that change.

         (f)  Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment or readjustment of the Series A Conversion Price and Series B Preferred pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred and Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred or Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price at the time in effect and the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Series A Preferred or Series B Preferred.

         (g)  Notices of Record Date.  In the event that this Corporation shall
              ----------------------
propose at any time:

              (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

              (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

              (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

              (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock:

                   (A) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                   (B) in the case of the matters referred to in (iii) and (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

         Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of this Corporation.

         5.   Voting Rights.
              -------------

         (a)  General   Except as otherwise required by law or by Section 6
              -------
hereof, the holders of Preferred Stock and the holders of Common Stock shall be entitled to notice of any shareholders meeting and to vote together as a class upon any matter submitted to shareholders for a vote. In any matter submitted to shareholders for a vote, each share of Common Stock issued and outstanding shall have one vote and each holder of shares of Series A Preferred or Series B Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such holder's Series A Preferred and/or Series B Preferred is convertible, as adjusted from time to time pursuant to Section 4 hereof, at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

         (b)  Board of Directors.  The authorized number of directors shall be
              ------------------
set forth in the Bylaws of the Corporation and may be increased or decreased by an amendment to such Bylaws in accordance with their provisions. As long as there are at least 1,000,000 shares of Series B Preferred Stock issued and outstanding, of the authorized number of members of the Corporation's Board of Directors the holders of Series B Preferred Stock voting separately as a class shall be entitled to elect one (1) director (and to fill any vacancies with respect thereto), with each holder of Series B Preferred Stock entitled to the number of votes determined as provided in Section 5(a) above.

Subject to Section 302 and Section 303 of the California Corporations Code, any director who shall have been elected by a specified group of shareholders may be removed during the aforesaid term of office, either for or without cause, by and only by, the affirmative vote of the holders of a majority of the shares of such specified group, given at a special meeting of such shareholders duly called or by an action by written consent for that purpose.

         6.   Covenants.
              ---------

              (a) Series A Preferred. In addition to any other rights provided by law, so long as at least 15,000 shares of Series A Preferred shall be outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Series A Preferred:

                   (i) amend or repeal any provision of, or add any provision to, this Corporation's Articles of Incorporation or bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred or Preferred Stock in a material and adverse manner;

                   (ii) authorize, issue, or obligate itself to issue shares of any class of stock or options to purchase or securities convertible into or exchangeable for shares of any class of stock having any preference or priority as to dividends, redemption rights, liquidation preferences, conversion rights, voting rights or rights otherwise superior to or on a parity with any such preference or priority of the Series A Preferred;

                   (iii) reclassify any Common Stock into shares having any preference or priority as to dividends, redemption rights, liquidation preferences, conversion rights, voting rights or rights otherwise superior to or on a parity with any such preference or priority of the Series A Preferred; or

                   (iv) increase the authorized number of shares of Series A Preferred or Preferred Stock.

              (b)  Series B Preferred. In addition to any other rights provided
                   ------------------
by law, so long as at least 100,000 shares of Series B Preferred shall be outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Series B Preferred:

                   (i) amend or repeal any provision of, or add any provision to, this Corporation's Articles of Incorporation or bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred or Preferred Stock in a material and adverse manner;

                   (ii) authorize, issue, or obligate itself to issue shares of any class of stock or options to purchase or securities convertible into or exchangeable for shares of any class of stock having any preference or priority as to dividends, redemption rights, liquidation preferences, conversion rights, voting rights or rights otherwise superior to or on a parity with any such preference or priority of the Series B Preferred;

                   (iii) reclassify any Common Stock into shares having any preference or priority as to dividends, redemption rights, liquidation preferences, conversion rights, voting rights or rights otherwise superior to or on a parity with any such preference or priority of the Series B Preferred; or

                   (iv) increase the authorized number of shares of Series B Preferred or Preferred Stock.

         7.   Residual Rights.  All rights accruing to the outstanding shares of
              ---------------
this Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.


                                   ARTICLE IV

                            LIMITATION OF LIABILITY
                            -----------------------

         1.   Limitation of Directors' Liability.  The liability of the
              ----------------------------------
directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         2.   Indemnification of Corporate Agents.  This Corporation is
              -----------------------------------
authorized to indemnify the directors and officers of this Corporation to the fullest extent permissible under California law.

         3.   Repeal or Modification.  Any repeal or modification of this
              ----------------------
Article IV or any provision hereof shall not adversely affect any right of indemnification or limitation of liability of any agent of this Corporation relating to acts or omissions occurring prior to such repeal or modification.